UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 24, 2009
PSYCHEMEDICS CORPORATION
(Exact Name of Registrant As Specified In Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-13738 (Commission File Number)	58-1701987 (I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts (Address of Principal Executive Offices)	01720 (Zip Code)
(978) 206-8220
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
          On March 24, 2009, the Compensation Committee of the Board of Directors of Psychemedics Corporation (the “Company”) approved the terms of cash performance bonus arrangements with certain executive officers, including the Company’s Chief Executive Officer, its Senior Vice President and General Counsel, its Vice President — Laboratory Operations, its Vice President and Controller and other employees for 2009 (the “cash bonus arrangements”). Bonus payments under the cash bonus arrangements are calculated and paid as follows:
          Each participant has the opportunity to earn as bonus compensation up to an aggregate of an additional 25% of his or her Base Salary in 2009 based on achievement of Company and individual goals. Each participant’s target percentages consist of the following:
a.	Up to 15% of Base Salary based on the Company’s achievement of pre-determined net income goals for 2009; plus

b.	Up to an additional 10% of Base Salary based on the employee’s achievement of pre-determined individual goals for 2009.
          The executives are eligible to receive no more than 50% of the individual goals bonus unless the Company achieves a certain net income target in 2009 as pre-determined by the Compensation Committee. In addition, the Company net income — based bonus is subject to a phase-in for various levels of Company net income, with no payment of that portion of the bonus unless a certain pre-determined minimum level of Company net income is achieved.
          The Compensation Committee reserves the right to withdraw, amend, add to and terminate the cash bonus arrangements, or any portion of them, in its discretion at any time, including, but not limited to, changing or eliminating the threshold amounts giving rise to the payment of target percentages, determining the calculation of such threshold amounts, and adjusting threshold amounts to take into account special non recurring items, in determining financial and individual performance.
          At the end of fiscal year 2009, the Chief Executive Officer will review and assess the performance of each of the other participants with respect to achievement of his or her individual goals, and provide his recommendations thereon to the Compensation Committee. In addition, the Compensation Committee will review and assess the Chief Executive Officer’s performance with respect to achievement of his individual goals. The Compensation Committee will then determine the level of payout of the portion of the Chief Executive Officer’s bonus arrangement with respect to individual and Company goals, and each of the other participants, based on the Committee’s review and assessment of the performance of each individual toward his or her individual goals and Company goals.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: March 27, 2009
	By:	/s/ Raymond J. Ruddy
Raymond J. Ruddy, Vice President and
Controller